PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

ITEM 1.

COVER PAGE OF PRELIMINARY OFFERING CIRCULAR

An offering statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to the securities described herein (the “Securities”) has been filed with the U.S. Securities and Exchange Commission. Information contained in this preliminary offering circular (the “Preliminary Offering Circular”) is subject to completion or amendment. The Securities may not be sold nor may offers to buy be accepted before the Offering Statement is qualified. This Preliminary Offering Circular will not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of the Securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The issuer of the Securities may elect to satisfy its obligation to deliver a final offering circular (“Final Offering Circular”) by sending you a notice within two business days after the completion of its sale to you that contains the uniform resource locator where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular (Subject to Completion)	February 2, 2023

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

As soon as practicable after the date as of which the Offering Statement (as defined below) has been qualified by the Commission

EthicStream Inc.

500 West Putnam Avenue, Suite 400

Greenwich, CT 06830

+1.475.278.2586

www.ethicstream.io (the contents of which do not constitute part of this Offering Circular)

Up to 1,000,000 Shares of Class A Common Stock

Aggregate Offering Price: $10,000,000

Minimum Investment: $500 (50 Shares)

EthicStream Inc., a Delaware corporation (“we,” “us,” “our,” or the “Company”), is conducting a Regulation A Tier 2 offering (this “Offering”) of shares of its Class A common stock (each, a “Class A Share”), par value $0.0001 per share (the “Class A Common Stock”), subject to the conditions set forth in “Securities Being Offered.” The number of Class A Shares covered by this Offering is 1,000,000, which we are offering for sale to investors at a fixed price of $10.00 per Class A Share (the “Offering Price”). The minimum purchase per investor is $500.00 (50 Class A Shares). Additional purchases may be made in multiples of $10.00 (1 Class A Share). No investor will be entitled to a fractional Class A Share. If the purchase price paid, divided by the Offering Price, results in a number of Class A Shares that is not a whole number, the number of Class A Shares to which the investor is entitled will be rounded down to the nearest whole number.

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This Offering is not subject to the sale of any minimum number of Class A Shares. The Company has engaged DealMaker Securities LLC, member FINRA/SIPC (the “Broker”), as broker-dealer of record, to perform broker-dealer administrative and compliance related functions in connection with this Offering, but not for underwriting or placement agent services. Once the Commission has qualified the Offering Statement and this Offering commences, the Broker will receive a cash commission equal to one percent (1%) of the amount raised in this Offering. Additionally, the Broker and its affiliates will receive certain other fees, estimated to total $700,000. See “Plan of Distribution” for more details. No Company officer or director who introduces friends, family members and business acquaintances to any selling agent in this Offering will receive commissions or any other remuneration from any such sales.

Offers and sales of the Class A Shares will commence within two calendar days after the date (the “Qualification Date”) as of which the Commission qualifies the offering statement (the “Offering Statement”) related to this offering circular (this “Offering Circular”). The Class A Shares are being offered for sale on a continuous basis, pursuant to Rule 251(d)(3)(i)(F) of Regulation A (“Regulation A”) under the Securities Act of 1933 (the “Securities Act”), until the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Class A Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Class A Shares sold and the amount of capital raised. If we sell all of the 1,000,000 Class A Shares that we are offering for sale, our gross proceeds will be $10,000,000. All funds raised will become available to us and will be used as described under “Use of Proceeds.” Investors are advised that unless their subscriptions are rejected, they will not be entitled to a return of their subscription funds and could lose their entire investment.

If any subscriptions are rejected, the associated sale proceeds will be returned to the related investors, without interest. Otherwise, because this Offering is not conditioned on the sale of any minimum number of Class A Shares, proceeds from the sale of Class A Shares will be retained by the Company.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to visit www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

Title and Class of Securities to be Offered	Maximum Number of Shares of Class A Common Shares to be Offered(1)	Offering Price per Share of Class A Common Stock (Plus Transaction Fee)(2)	Maximum Aggregate Offering Proceeds(2)	Estimated Commissions, (3)	Proceeds to the Company before Expenses(4)
Class A Common Stock	1,000,000	$10.45	$10,450,000	$100,000	$10,350,000

(1)	All amounts in this chart and this Offering Circular are in U.S. dollars unless otherwise indicated. Certain sections of this Offering Circular use Canadian dollars, prefaced, when appropriate, with “C$.”

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(2)	At the time of the related subscription, each investor will be required to pay the Company a $45 investor processing fee (“Transaction Fee”) to help offset certain transaction expenses for which the Company is required to pay or reimburse affiliates of the Broker, as described in footnote (3) below. In the table above, the figures for “Offering Price per Share of Class A Common Stock (Plus Transaction Fee)” and the “Maximum Aggregate Offering Proceeds” assume that (i) each investor invests only the $500 minimum investment amount, plus a $45 Transaction Fee, for an effective per-share price of $10.45, and (ii) all investors in the aggregate, in an offering that is fully subscribed, pay the Company a total of $450,000 in Transaction Fees. Neither the Broker nor its affiliates will receive any cash commission on Transaction Fees, but they will receive fees with respect to payment processing. See “Plan of Distribution” for more details.
(3)	The Class A Shares are being offered on a best efforts basis directly by the Company and pursuant to an agreement entered into with the Broker. For performing broker-dealer administrative and compliance related functions in connection with this Offering, the Broker will receive a cash commission in the amount of one percent (1%) of the amount raised in this Offering and a one-time $85,000 advance against accountable expenses. The Company will pay Novation Solutions Inc. O/A DealMaker (“DealMaker”) and DealMaker Reach, LLC (“Reach”), affiliates of the Broker, additional fees for using DealMaker’s online subscription processing platform, including monthly maintenance, subscription, and payment processing fees, and for marketing advisory services. Please see “Plan of Distribution” section of this Offering Circular for additional information. The proceeds of this Offering may be deposited directly into the Company’s operating account for its immediate use, with no obligation to refund subscriptions. There is no escrow established for this Offering.
(4)	The amount shown does not account for non-commission Offering expenses, which may include legal, accounting, marketing, consulting, and other costs incurred in undertaking this Offering. The Company estimates that it will pay $773,500 in other Offering expenses, not including commissions or state filing fees.

THE OFFERING AND SALE OF THE CLASS A SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES. THE CLASS A SHARES ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE LAWS. THE CLASS A SHARES MAY BE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH STATE LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE CLASS A SHARES HAVE BEEN NEITHER APPROVED NOR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The Company is an early-stage company. As of the date of this Offering Circular, no public market exists for the Class A Shares, and no such public market may ever develop. If it does, it may not be sustained. Although we are considering whether to apply to list on a stock exchange or other trading platform, the Class A Common Stock is not currently traded on any exchange or on the over-the-counter market, and we can provide no assurance that the Class A Shares will ever be quoted on a stock exchange or a quotation service. We anticipate that proceeds from this Offering will be employed as outlined in the “Use of Proceeds” and “Description of Business” sections of this Offering Circular. For more information on the Class A Shares, see “Securities Being Offered.”

These are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 7.

This Offering Circular follows the offering circular disclosure format of Part II of Form 1-A.

Offering Circular Dated February__, 2023

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Implications of being an Emerging Growth Company

As an issuer (1) that had less than $1.07 billion in total gross revenues during our last fiscal year and (2) that has neither (A) issued more than $1 billion on non-convertible debt in the past three years nor (B) become a “large accelerated filer,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”), we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). This qualification will be significant if and when we become subject to the ongoing reporting requirements of the Exchange Act. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements analyzing how these elements compare with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements;

●	will be exempt from certain executive compensation disclosure provisions requiring a pay for performance graph and CEO pay ratio disclosure; and

●	may present only two years of financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations (or MD&A) disclosure.

We intend to take advantage of all these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act or until such earlier time, if any, as we no longer meet the definition of an emerging growth company. We would no longer be an emerging growth company if our revenues exceeded $1.07 billion; if we issued more than $1.0 billion in nonconvertible debt in a three-year period; or if the Company qualified as a “large accelerated filer” under the as defined in Rule 12b-2 of the Exchange Act.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART, AND ITS USE FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN THE SECURITIES IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

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ADVICE OF FORWARD-LOOKING STATEMENTS

Certain statements in this Offering Circular constitute forward-looking statements. When used in this Offering Circular, the words “may,” “will,” “should,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “expect,” “continue,” and similar expressions or the negatives thereof are generally intended to identify forward-looking statements.

These forward-looking statements are based on our current assumptions, expectations, and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties, and changes in circumstances that may cause our actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement, including, among others, the profitability of the business. Such statements, including the intended actions and performance objectives of the Company, involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of the Company to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those that we anticipate and that are expressed or implied by the use of such forward-looking statements and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular speak only as of the date of this Offering Circular, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof. We assume no obligation, except as required by law, to update any forward-looking statement or information contained in this Offering Circular.

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ITEM 2.

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ITEM 3.

SUMMARY OF OFFERING

This Summary of Offering highlights information contained elsewhere in this Offering Circular and does not contain all of the information you should consider before investing in the Class A Shares. Before making an investment decision, you should read the entire Offering Circular carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements, and the notes to the financial statements.

An investment in the Class A Shares presents substantial risks and you could lose all or substantially all of your investment.

EthicStream Inc. is a Delaware corporation formed on April 28, 2022. We aim to provide corporate emitters with a complete, custom-tailored solution to their carbon emissions needs. Anchored by a technology that provides a clear picture of each emitter’s carbon footprint and an exclusive streaming platform for distributing carbon offsets into the marketplace, we create value for stockholders interested in the climate finance and emissions solutions sector, without the investor needing to learn all the nuances of the carbon crediting market. In addition to performing environmental, social, and corporate governmental (“ESG”) consulting services, we have signed a letter of intent (“ Letter of Intent”) with CarbonEthic Holdings, Inc. (“CarbonEthic”), a Canadian carbon credit manufacturing company that is currently developing a forest-based carbon offset project that would be the largest such project in the western hemisphere and one of the largest in the world. Pursuant to the Letter of Intent, the Company and CarbonEthic plan to enter into a carbon credit purchase and sale agreement (“Streaming Agreement”) that, upon execution would entitle the Company to purchase carbon credits from CarbonEthic at a significant discount and to resell them at market prices to the buyer of EthicStream’s choosing, which may include without limitation institutional investors, asset managers, or corporate clients looking to meet ESG or climate targets.

The Company is hereby offering for sale, on a “best efforts” basis, up to 1,000,000 Class A Shares, subject to the conditions set forth in “Plan of Distribution” and “Securities Being Offered.” As of the date of this Offering Circular, there is no public market for the Company’s securities, and no such public market may ever develop. An investment in the Class A Shares involves a high degree of risk. You should purchase Class A Shares only if you can afford to lose your entire investment (see “Risk Factors” beginning on page 7 of this Offering Circular).

Offers and sales of the Class A Shares will commence within two calendar days after the Qualification Date. The Company will offer the Class A Shares for sale until the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Class A Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Class A Shares sold and the amount of capital raised. The period during which the Company is offering Class A Shares for sale is referred to in this Offering Circular as the “Offering Period.” During the Offering Period, unless the terms of this Offering are revised, the Company is offering for sale to investors, at $10.00 per Share, up to 1,000,000 Class A Shares with an aggregate Offering Price of $10,000,000 (see “Plan of Distribution”). Unless the Offering Period is terminated earlier in accordance with this Offering Circular, this Offering will end on the date on which the Company has accepted subscriptions for 1,000,000 Class A Shares. During the Offering Period (as it may be extended), investor funds, excluding any interest, will be promptly returned if subscriptions are rejected.

The minimum purchase per investor is $500.00 (50 Class A Shares). Additional purchases may be made in multiples of $10.00 (1 Class A Share). No investor will be entitled to a fractional Share. If the purchase price paid, divided by the Offering Price, results in a number of Class A Shares that is not a whole number, the number of Class A Shares to which the investor is entitled will be rounded down to the nearest whole number.

Tier 2 Reporting Requirements

As the Company is conducting this Offering pursuant to Regulation A Tier 2, the Company will be required to file annual, semiannual, and current reports with the Commission on an ongoing basis after the Offering Statement’s qualification.

RISK FACTORS

Investing in the Class A Shares involves a high degree of risk and many uncertainties. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase the Class A Shares. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occur, our business, results of operations and financial condition may suffer significantly. If and when the Class A Common Stock is approved for quotation on a stock exchange or other trading platform, adverse events such as those described below could cause the trading price of the Class A Shares to decline and could result in your losing all or part of your investment in the Class A Shares.

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The Company maintains a strategic relationship with CarbonEthic, with which it is currently negotiating the terms of a Streaming Agreement that, if executed, would enable the Company to purchase carbon credits from CarbonEthic at a substantial discount to market prices (see “Description of the Business”). Given the Company’s current reliance on a supply of carbon credits from CarbonEthic, risks to CarbonEthic’s business are also risks to the Company, though the Company will diversify its purchases of carbon offsets to include sources other than CarbonEthic. The risk factors below therefore include, where applicable to the Company, risks faced by CarbonEthic. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Risks associated with the Company and its business model

We depend on key personnel.

The Company depends to a large degree on the services of its senior management team and managers. The loss or diminution in the services of members of the senior management team or an inability to attract, retain and maintain additional senior management personnel could have a material adverse effect on the ESG consulting services. Competition for personnel with relevant expertise is intense because of the small number of qualified individuals, and that competition may seriously affect the Company’s ability to retain its existing senior management and attract additional qualified senior management personnel.

Purchases of securities of startups, including the Company, involve a high degree of risk.

Financial and operating risks confronting startups are significant. The Company is not immune to those risks. Startups often experience unexpected problems in the areas of product development, marketing, financing, general management, and market acceptance, among others, which frequently cannot be solved. In addition, startups may require substantial amounts of financing, which may not be available through institutional private placements, the public markets or otherwise.

Risks Relating to Financial Projections

The Company’s financial projections are subject to significant risks, assumptions, estimates and uncertainties, and actual results may differ materially. These estimates and assumptions include assumptions regarding: the estimates of the price that the Company expects to pay for carbon credits that it acquires; the price that the Company expects to receive when it sells such carbon credits; assumptions regarding current and future customer demand for carbon credits; performance under offtake agreements and carbon credit purchase agreements; anticipated customer agreements; and the Company’s ability to continue to source carbon credits and/or projects to generate carbon credits for sales. These estimates and assumptions are subject to various factors beyond the Company’s control, including, for example, changes in customer demand, increased costs in the supply chain, price stability of carbon credits, changes in the supply of credits, and changes in the regulatory environment. The Company’s financial projections and future performance are based, in part, on such assumptions and estimates, among others; therefore, its future financial condition and results of operations may differ materially from its financial projections.

No Assurance of Profitability

The Company, which was formed on April 28, 2022, has no history of earnings. It is subject to all the business risks and uncertainties associated with starting a new business, including the risk that it will not achieve the financial objectives set by its management. The nature of the Company’s business is highly speculative, and investment in the Company entails a consequent risk of loss. The success of the Company’s activities will depend on the ability of the Company’s management – and, to a large extent, at least initially, on the ability of CarbonEthic’s management – to implement their respective business strategies and on the availability of opportunities related to carbon credit trading and greenhouse gas (“GHG”) emission avoidance, reduction and sequestration programs; government regulations; commitments to reduce GHG emissions by corporations, organizations and individuals; and general economic conditions.

Although the management of the Company is optimistic about its prospects, the achievement of anticipated outcomes and sustainable revenue streams is uncertain. The Company’s long-term growth and prospects will depend, at least in part, on CarbonEthic’s ability to expand its portfolio of investments while at the same time maintaining effective cost controls. A failure by CarbonEthic to expand is likely to have a material adverse effect on the Company’s business, financial condition, and results of operations. Notwithstanding the Company’s relationship with CarbonEthic, the Company can provide no assurances that any acquisitions it makes of carbon credits or other interests will ultimately prove to be profitable. CarbonEthic has sought, and the Company believes that CarbonEthic will continue to seek, to develop projects that generate substantial volumes of carbon credits and to invest in carbon credits and businesses or investments related to carbon credits.

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In pursuit of such opportunities, CarbonEthic or the Company may fail to identify or select appropriate investment and/or development targets (outside of CarbonEthic’s flagship project described in “Description of the Business”), or they could fail to negotiate acceptable arrangements, including arrangements to finance their investments. For a variety of reasons, they might be unable to identify or select appropriate investment or development targets in the numbers or at the pace they currently expect. Those reasons could include, among other things: (i) failure of the demand for carbon credits to develop sufficiently or in the anticipated timeframe; (ii) difficulties in identifying, engaging, contracting, compensating and maintaining relationships with developers or owners of projects or in successfully negotiating business agreements; (iii) difficulties in verifying and validating carbon credits or with respect to construction, permitting, the environment, or governmental approvals relating to projects that generate carbon credits; (iv) a reduction in government incentives or adverse changes in policy and laws with respect to carbon credits; (v) competition for the projects that CarbonEthic or the Company wishes to invest in and/or develop; (vi) and other government or regulatory actions that could impact their respective business models.

The Company may not succeed in entering into the Streaming Agreement with CarbonEthic

Because the Letter of Intent is, in general, not legally binding on either the Company or CarbonEthic, the Company is unable to provide any assurance that negotiations between the parties will result in the execution of the Streaming Agreement or that it will contain the terms contemplated by the Letter of Intent. If in the course of negotiations with CarbonEthic over the Streaming Agreement, the parties are unable to reach agreement on mutually acceptable terms, the Company’s financial performance is likely to be adversely affected. See “Overview of the Company” below for more information on possible terms of the Streaming Agreement, if it is eventually executed.

Global Policy Developments

The Company is subject to changing and future global policy developments over which it has no control. Carbon markets are developing and are subject to changing global policy and uncertainty regarding the impact of global policy developments, including resolution of Article 6 of the Paris Agreement and the role of internationally transferred mitigation outcomes, as well as developments arising from the United Nations Climate Change Conference (COP27) (see “Description of the Business”). Future global policy development may affect the Company and its business favorably or adversely.

Evolving Carbon Market

The market for carbon credits is evolving rapidly. Related technologies are in early stages of adoption. Accordingly, the Company’s business and future prospects may be difficult to evaluate. The challenges, risks and uncertainties frequently encountered by companies in rapidly evolving markets could impact the Company’s ability to do the following:

●	generate sufficient revenue to maintain profitability;
●	acquire and maintain market share;
●	achieve or manage growth in operations;
●	develop and renew contracts;
●	attract and retain highly qualified personnel;
●	adapt to new or changing policies and spending priorities of governments and government agencies; and
●	access additional capital when required and on reasonable terms.

Difficulties in successfully addressing these and other challenges, risks and uncertainties could adversely affect, perhaps materially, the Company’s business, results of operations and financial condition.

Increases in the Cost of Carbon Credits Could Affect the Viability of Compliance Carbon Credit Markets

In jurisdictions that subject emitting companies to a carbon tax, emitters will generally be more incentivized to continue buying carbon credits as long as the carbon tax exceeds the price of the credits. Accordingly, all other considerations being equal, the pool of potential purchasers may be expected to continue growing to the extent that carbon taxes increase, relative to the cost of credits. The Company can provide no assurance, however, that the rate of increase of the cost of carbon credits will not eventually overtake the rate of increase in carbon taxes, potentially rendering the purchase of credits at prices that exceed such taxes uneconomical in compliance markets and thereby acting as a potential price cap on carbon credits in such markets. To the extent that the Company invests in, trades, acquires, or sells compliance market credits, invests in projects that produce such credits, its business could be negatively impacted in jurisdictions where the price of the compliance credit exceeds the established carbon tax.

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Lack of Liquidity and High Volatility of Voluntary Carbon Credit Markets

Carbon credit markets, particularly the voluntary carbon credit markets, are still evolving and have experienced a high level of volatility in price and volume. The Company can provide no assurances that the carbon credits it purchases, including those generated by CarbonEthic’s projects, will find a market. Markets for the purchase and sale of carbon credits, though currently liquid in certain parts of the world – for example, Europe, California, and British Columbia – may not be liquid in the future. Additionally, because many voluntary carbon credits are purchased directly from project developers and owners in private transactions rather than through intermediaries, increasing competition for credits may make their sourcing more difficult as governments and other stakeholders demand more emissions disclosure. Consequently, the Company may not be able to purchase from third-party project developers other than CarbonEthic, in a timely manner or at an attractive price, the volume of carbon credits that the Company desires to purchase. Increases in the cost of credits, among other developments, may tend to limit the pool of potential purchasers and sellers, and each transaction may require the negotiation of specific provisions. Accordingly, a purchase or sale may take several months or longer to complete. In addition, as the supply of carbon credits is limited, we may experience difficulties purchasing carbon credits. The inability to purchase and sell on a timely basis in sufficient quantities could have a material adverse effect on the Company’s prospects.

Reduced Demand for Carbon Credits

The demand for, and the market price of, carbon credits can be adversely affected by a number of factors, including the implementation of lower emission infrastructure; an increase in the number of projects generating carbon credits; invention of new technology that assists in the avoidance, reduction or sequestration of emissions; increased use of alternative fuels; a decrease in the price of conventional fossil fuels; increased use of renewable energy; and the implementation and operation of carbon pricing initiatives such as carbon taxes and emissions trading systems (“ETSs”). The Company can provide no assurance that carbon pricing initiatives or compliance carbon credit markets or voluntary carbon credit markets will continue to exist. Carbon pricing initiatives may be subject to policy and political changes and may otherwise be diminished or terminated, or may not be renewed upon their expiration.

In addition, the demand for carbon credits is driven by the social and political will to reduce GHG emissions globally. Absent the social and political will, marketplaces in which the Company might otherwise sell carbon credits could cease to exist, or carbon credits could fall to an unsustainably low price, rendering the Company’s business unprofitable.

Validation, Registration, Verification, Cancellation and Other Risks Associated with Carbon Credits

The Company believes that in seeking to acquire and grow a diversified and high-quality portfolio of investments in projects that generate carbon credits over the long term, CarbonEthic intends to have such project(s) validated through a compliance market or by an internationally recognized voluntary carbon offset registry, such as the American Carbon Registry, Verra VCS, and the Gold Standard. The Company further believes that CarbonEthic may also have co-benefits (i.e., positive impacts in addition to direct GHG emissions mitigation resulting from carbon reduction projects), which may be validated by standards such as the CCB Standard, SOCIALCARBON or the SD Vista Standard, also administered by Verra. Any actual or proposed changes to international carbon credit standards or verification requirements and/or the implementation of any national or international laws, treaties or regulations by governmental entities and/or any adverse changes to existing governmental policies with respect to carbon credits (including, without limitation, any changes to “nationally determined contributions” under the Paris Agreement or any other national or international initiatives) could result in a material and adverse effect on our profitability, results of operation and financial condition.

The projects that the Company believes CarbonEthic may invest in or develop to generate carbon credits are subject to risks associated with natural disasters, including forest fires, which could result in temporary or permanent damage to, or destruction of, projects that generate carbon credits. Any such natural disasters could affect the viability of CarbonEthic’s projects and impact its ability to deliver carbon credits to the Company, thereby possibly materially and adversely affecting the Company’s profitability. If, in the future, the Company enters into agreements for the purchase of carbon credits from other credit producers that develop projects similar to those developed by CarbonEthic, the Company will be subject to risks similar to those it faces in dealing with CarbonEthic.

Carbon Pricing Initiatives are Based on Scientific Principles that are Subject to Debate

Carbon pricing initiatives, such as ETSs, carbon taxes, and carbon credits, have resulted primarily from relative international and scientific consensus with respect to scientific evidence that indicates a correlative relationship between the rise in global temperatures and extreme weather events, on the one hand, and the rise in GHG emissions in the atmosphere, on the other hand. Changing views that, if at all, weaken the international and scientific consensus could negatively affect the value of carbon credits.

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Furthermore, the Company can provide no assurances that voluntary or compliance carbon credit markets will continue to grow in line with the Company’s expectations. Ultimately, the price of carbon credits is determined by the cost of actually reducing emissions levels. If the price of carbon credits becomes too high, relative to the cost of alternatives, emitters could find it more economical to develop or invest in lower-emission technologies, which, although unlikely to eliminate their need for carbon credits, could reduce their carbon footprints sufficiently to meet their stated sustainability goals, enabling them to purchase fewer credits to offset their emissions and, in turn, lowering the carbon credit market price, thereby adversely affecting the Company’s profitability.

Regulatory risk related to changes in regulation and enforcement of ETSs can adversely affect market behavior. If fines or other penalties for non-compliance are not enforced, incentives to purchase carbon credits could deteriorate, resulting in a fall in the price of carbon credits and a consequent drop in the value of the assets of carbon credit sellers, such as the Company.

Carbon Trading May Become Obsolete

Carbon trading is regulated by specific jurisdictions pursuant to regional legislation. Alternatively, participants can engage in carbon trading voluntarily, not for compliance purposes but rather to further corporate social responsibility goals. When regulated (e.g., in the European Union and in the Western Climate Initiative jurisdictions), governments compel emitters to reduce their GHG emissions through technological improvements or through the purchase of carbon credits. New legislation may arise in certain jurisdictions that may render the Company’s business plan and knowledge obsolete with respect to carbon credits. With respect to the voluntary trading of carbon credits, voluntary purchasers of carbon credits could elect to discontinue purchasing carbon credits for reasons related to their business plans or because of changing economic, political contexts or other conditions over which the Company’s management has no control.

Project Types May Change Over Time

The generally accepted types of carbon reduction projects, including those that may be registered and/or verified by carbon credit registries, have changed and are likely to change further over time. For example, the voluntary carbon credit market has recently trended toward shifting from projects that reduce or avoid GHG emissions to projects that remove GHG emissions from the atmosphere. The Company provides capital, development and operating resources but is not a project proponent itself. Therefore, the Company’s portfolio is limited to the projects available for investment.

Foreign Operation and Political Risk

The Company’s investments may be focused in a particular country, countries, or region and therefore may be susceptible to adverse market, political, regulatory, and geographic events affecting that country, countries, or region.

Carbon credit projects invested in by credit producers with which the Company may do business in the future face risks with respect to countries where their current or future assets may be located, including unforeseen government actions; acts of god; terrorism; hostage taking; military repression; extreme fluctuations in currency exchange rates; high rates of inflation; labor unrest; the possibility of war or civil unrest; expropriation and nationalization; renegotiation or nullification of existing concessions, licenses, permits and contracts; changes in taxation policies; restrictions on foreign exchange and repatriation; changing political conditions; currency controls; export controls; and governmental regulations that favor or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction or other events.

All or any of these factors, or the perception of the related risks, could, in given situations, reduce the supply of carbon credits available to the Company for purchase from its counterparties, possibly affecting the Company’s profitability.

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Competitive Conditions

Although many organizations, companies, non-profits, governments, asset managers and individuals are buyers of carbon credits, or rights to or interest in carbon credits, the supply of carbon credits, as well as the number and types of projects that might generate future carbon credits and investment opportunities in carbon credits, is limited. Many competitors of CarbonEthic and the Company are larger, more established enterprises with substantial financial resources, operational capabilities and long track records in the carbon credit markets. CarbonEthic and the Company may be at a competitive disadvantage in developing and investing in carbon projects and in acquiring carbon credits or interests in carbon credits, whether by way of purchases in carbon markets or other forms of investment, as many competitors have greater financial resources and technical staffs. Accordingly, the Company can provide no assurance that it will be able to compete successfully against other companies in building a pipeline of access to carbon credits and carbon-credit-related investments. Any such limitation on the Company’s ability to acquire carbon credits could result in a material and adverse effect to its profitability, results of operation and financial condition.

Risks Related to the Company’s Preparation of ESG Guidelines for its Carbon Credit Purchasers

As discussed in “Description of the Business,” one aspect of the Company’s business is building a proprietary technology that will enable it to analyze the emissions-related footprint of companies to which the Company sells carbon credits, the Company’s objective being to use the technology to prepare ESG guidelines and reports for those purchasers. However, although the carbon credits industry is progressing toward commoditization, carbon credits, unlike precious metals, are not fully fungible. Challenges to commoditization, and hence to the Company’s technology and its proposed ESG guidelines and reports, involve measurement, transparency, and accountability. The Company’s technology in preparing the ESG guidelines and reports may use inputs that may be unreliable or simply incorrect, potentially limiting the utility of the deliverables to purchasing companies and, consequently, adversely affecting the profitability of that business segment.

Relationships with Indigenous Groups

CarbonEthic’s flagship project involves a partnership with a Canadian indigenous group that holds certain rights to the forested land area where the project is located (see “Description of the Business”). CarbonEthic and its indigenous partner are currently engaged in negotiations with the Canadian province of British Columbia to permit them to engage in certain activities in furtherance of that partnership. The Company can provide no assurances that those negotiations will achieve all of CarbonEthic’s objectives.

Additionally, although the Company believes that CarbonEthic has a pipeline of similar arrangements with other Canadian indigenous groups, the Company can provide no assurances that those arrangements will be consummated. Because of the Company’s current reliance on the supply of carbon credits from CarbonEthic, the failure of any such contemplated arrangements to come to fruition could materially and adversely affect the Company’s long-term prospects.

Risks associated with this Offering and the Shares

There is no reliable correlation between the Offering Price and, currently, the Company’s asset value, net worth, earnings, book value, or any other established criteria of value.

The Offering Price of $10 per Class A Share has been set by the Company’s management on the basis of an internal valuation that takes into account, among other factors, management’s views of the direction of the carbon credit markets (giving due consideration to their variability) and its expectation of the potential growth of the carbon credits industry in general. The Company can provide no assurance of the validity or accuracy of management’s assumptions or of any valuation model inputs (or, consequently, of the value of the Class A Shares or the price at which, if at all, they might be sold after the consummation of this Offering).

The Offering Price is substantially higher than the net tangible book value per Class A Share immediately before the commencement of this Offering; and even if the Company achieves an aggregate inflow of $10,000,000 in capital if this Offering is fully subscribed, the net tangible book value per Class A Share, on a fully diluted basis, immediately after the conclusion of this Offering will still be less than the Offering Price. The Offering Price does not reflect market forces and should not be regarded as an indicator of any future market price of the Class A Shares.

Investors are also advised that if the Company offered additional Class A Shares in future securities offerings, whether in accordance with Regulation A or otherwise, any such offerings might be made on the basis of lower valuations of the Company, the possible result being that Class A Shares purchased in this Offering (i.e., the current offering) could themselves be perceived to bear a lower valuation.

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There is no public market for the Class A Shares.

Currently, there is no public market for the Class A Shares, and no assurance can be given that any such public market will ever develop or be sustained in the future. As a result, prospective investors should be prepared to hold the Class A Shares for an indefinite period.

An investor’s ownership interest could be significantly diluted.

An investor’s ownership interest in the Company may be subject to future dilution. The Company may, and most likely will, need to raise additional capital in the future. In connection with raising such capital, the Company may issue additional Class A Shares or other securities, which may include preferred stock that has liquidation, dividend, voting or other preferential rights that are senior to the rights of the Class A Shares. The Company also may enter into strategic partnerships or acquisitions in the future in connection with which it may need to issue additional Class A Shares or other securities, and it may issue additional Class A Shares, options to purchase Class A Shares, or other securities, to existing or future officers, directors, employees and consultants as compensation or incentives. As a result of the foregoing, a purchaser of Class A Shares in this Offering could find its interest in the Company diluted in the future through a decrease in the purchaser’s relative percentage ownership of the Company.

Voting control is in the hands of a few large stockholders.

Voting control of the Company is concentrated in the hands of a small group of stockholders whose voting rights are such that even if this Offering is fully subscribed, the investors will, upon this Offering’s completion, hold less than 4% of the voting power in the Company. You will not be able to influence our policies or any other corporate matter, including the election of directors, changes to the Company’s governance documents, expanding any employee equity or option pool, and any merger, consolidation, sale of all or substantially all of our assets, or other major action requiring stockholder approval. See “Securities Being Offered”. These few stockholders will make all major decisions regarding the Company. As a minority stockholder, you will not have a say in these decisions.

The Company may sell Class A Shares concurrently to certain investors on more favorable terms.

Certain investors may negotiate alternative terms for the purchase of Class A Shares. The Company is under no obligation to amend and restate any particular stock purchase agreement, subscription agreement, or other selling document based on subsequent agreements executed with the Company on different terms or to notify investors of any alternative terms, including any that may be more favorable for certain investors.

ITEM 4.

DILUTION

Dilution (also known as stock or equity dilution) occurs when a company issues new stock which results in a decrease of an existing stockholder’s ownership percentage of that company. Stock dilution can also occur when holders of stock options, such as company employees, or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder owns a smaller, or diluted, percentage of the company. Share dilution may happen anytime a company needs additional capital and issues equity securities to obtain such additional capital. Future sales of substantial amounts of the Class A Common Stock in the public market could adversely affect then-outstanding Class A Shares’ prevailing market prices (if any), as well as our ability to raise equity capital in the future.

Dilution can also occur when a company issues equity as a result of an arbitrary determination of the offering price of the shares being offered. In the case of this Offering, because there is no established public market for the Class A Shares, the Offering Price and other terms and conditions relating to the Class A Shares have been determined by the Company arbitrarily and do not bear any reliable relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the Offering Price or its fairness to investors.

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From time to time after the termination of this Offering, we may issue additional Class A Shares to raise additional capital for the Company. Any such issuances may result in dilution of then existing stockholders, including investors in this Offering. If in the future the number of Class A Shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, which, depending on the amount of capital raised by the issuance of the additional Class A Shares, could render the Class A Shares then held by stockholders less valuable than before the new issuance. Dilution may also reduce the value of existing Class A Shares by reducing the Common Stock’s earnings per share. There is no guarantee that dilution of the Class A Common Stock will not occur in the future.

The Company’s four founders have collectively been issued 5,356,000 Class B Shares (representing, as of the date of this Offering Circular, all of the Company’s issued and outstanding common shares) for an aggregate price of $535.60 ($0.0001 per Class B Share, which is one-thousandth of 1% of the Offering Price).

The Company has reserved 361,530 Class A Shares for issuance under its employee stock option plan.

ITEM 5.

PLAN OF DISTRIBUTION

General

This Offering Circular is part of an Offering Statement that we have filed with the Commission, using a continuous offering process. Periodically, if we have material developments, we will provide an Offering Circular supplement that may add, update, or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular, the related exhibits filed with the Offering Statement, and any Offering Circular supplement, together with additional information contained in the annual reports, semi-annual reports and other reports and information statements that we will file periodically with the Commission.

The Company is offering for sale to investors, up to 1,000,000 Class A Shares. This Offering, which is not subject to the sale of any minimum number of Class A Shares, is being conducted on a “best efforts” basis through the Broker and is not conditioned on the sale of any minimum number of Class A Shares. No Company officer or director who introduces friends, family members and business acquaintances to any selling agent in this Offering will receive commissions or any other remuneration from any such sales. If investors purchase all of the Class A Shares that we are offering for sale, our gross proceeds will be $10,000,000.

Offers and sales of the Class A Shares will commence within two calendar days after the Qualification Date. This Offering will be made in the United States in as many as all fifty (50) states. It will end on the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Class A Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Class A Shares sold and the amount of capital raised. The Company has the right to terminate this Offering at any time, regardless of the number of Class A Shares that have been sold.

Once Class A Shares are subscribed for, subscription funds will become available to us and may be transferred by the Company directly from our administrative account into our operating account for use as described in “Use of Proceeds” as set forth herein. Once subscriptions are accepted during the Offering Period, subscribers have no right to a return of their funds and could lose their entire investment. If the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

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Commissions and Discounts

The following table shows the maximum discounts, commissions, and fees payable to the Broker and its affiliates, as well as certain other fees, in connection with this Offering by the Company and the selling stockholders, assuming a fully subscribed offering. The table below does not reflect Transaction Fees payable by investors to the Company, which will offset a portion of the consulting, processing, and technology fees shown in the table. Actual fees are anticipated to be lower than the maximum shown below.

	Per Share	Total
Public offering price	$10.00	$10,000,000.00
Anticipated Maximum broker commissions	$0.10	$100,000.000
Anticipated consulting, processing, and technology fees	$0.70	700,000.00
Proceeds, before other expenses	$9.20	$9,200,000.00

Other Terms

The aggregate fees payable to the Broker and its affiliates are described below. The Broker, a broker-dealer registered with the Commission and a member of FINRA, has been engaged to provide the following administrative and compliance related functions in connection with this Offering:

Administrative and Compliance Related Functions

The Broker will provide the following administrative and compliance related functions in connection with this Offering:

●	Reviewing investor information and performing identity verification, Anti-Money Laundering (“AML”) and other compliance background checks, to assist the Company in determining whether to accept an investor into the Offering;
●	Conducting discussions on the information of an investor;
●	Coordinating with third party agents and vendors;
●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering;
●	Contacting the Company, if needed, to gather additional information or clarification on an investor;
●	Providing a dedicated account manager;
●	Providing ongoing advice to the Company on the compliance of marketing material and other communications to the public with applicable legal standards and requirements;
●	Performing due diligence on the Company and the Company’s management and consulting the Company regarding the same;
●	Consulting the Company on best business practices regarding this raise in light of current market conditions;
●	Providing white labelled platform customization to capture investor acquisition through the Broker’s platform’s analytic and communication tools;
●	Consulting the Company on customizing the investor questionnaire;
●	Consulting the Company on webhosting services;
●	Advising the Company on the preparation and completion of this Offering Circular;
●	Training the Company on configuring and using the electronic offering platform powered by DealMaker; and
●	Assisting the Company in preparing state, Commission and FINRA filings related to the Offering.

The aforementioned services will not include providing any investment advice or any investment recommendations to any investor. We have agreed to pay the Broker a (i) one-time $85,000 advance against accountable expenses and (ii) a cash commission equal to one percent (1%) of the amount raised in this Offering.

Technology Services

The Company has engaged DealMaker to create and maintain the online subscription processing platform for the Offering.

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After qualification by the Commission of the Offering Statement of which this Offering Circular is a part, this Offering will be conducted using the online subscription processing platform of DealMaker at https://invest.ethicstream.co, on which investors may receive, review, execute and deliver subscription agreements electronically and pay the purchase price through a third-party processor by ACH debit transfer, wire transfer or credit card to an account we designate. There is no escrow established for this Offering. Closings will take place upon the receipt of investors’ subscriptions and our acceptance of such subscriptions.

For these services, we have agreed to pay DealMaker:

●	a monthly platform hosting and maintenance fee of $2,000;
●	usage fees described in the DealMaker Securities Order Form, including $15 per electronic subscription package completed and $15 per funded investor; and
●	payment processing expenses, which are expected to be approximately three percent (3%) of the sum of (i) the Offering proceeds and (ii) all Transaction Fees received by the Company from investors.

Marketing and Advisory Services

The Company has also engaged Reach to advise the Company on its creative assets, website design and implementation, and paid media and email campaigns. In particular, Reach will advise the Company on optimizing its capital-raise marketing budget. For these services, we have agreed to pay Reach a monthly fee of $22,000 in cash, up to a maximum of $264,000.

In aggregate, the administrative and compliance fees, the technology services fees, and the marketing and advisory services will, in aggregate, not exceed the following maximums:

Total Offering Amount	Maximum Payment to Broker and Affiliates (% of Total Offering Amount)
Up to $5,000,000	9.25%
Between $5,000,001 and $10,000,000	8.0%

Transaction Fee

At the time of each subscription, the related investor will be required to pay the Company a $45 investor processing fee (“Transaction Fee”) to help offset certain transaction expenses that would otherwise be borne by the Company. A portion of each Transaction Fee will be paid to DealMaker, an affiliate of the Broker, in the form of payment processing expenses, which are expected to represent approximately three percent (3%) of this Offering’s gross proceeds (including the amount of the Transaction Fees paid to the Company by investors). The payment processing expenses are included in the “Maximum Payment to Broker and Affiliates” percentages set forth in the table above.

The Company has also engaged DealMaker Transfer Agent LLC (the “Transfer Agent”), an SEC-registered securities transfer agent and an affiliate of the Broker, to act as its transfer agent for the Shares. The Transfer Agent will maintain stockholder information on a book-entry basis.

Subscription Procedures

In order to purchase the Class A Shares, a prospective investor must complete, sign, and deliver to the Company a subscription agreement (in the form attached as Exhibit 4.1 to the Offering Statement). Each investor will be required to use DealMaker’s technology in completing and executing the subscription agreement on the Company’s website. Investors must subscribe by tendering funds via wire, credit card, debit card or ACH only and checks will not be accepted.

The Company may close on investments on a “rolling” basis, such that not all investors will receive their shares on the same date. Funds will be held in the Company’s payment processor account until the Broker has reviewed the proposed subscription and the Company has accepted the subscription. At that point, funds may be released to the Company. Funds released to the Company’s bank account will be net funds (investment less payment for processing fees and a holdback equivalent to 5% for 90 days). The Company will be responsible for payment processing fees. The Company reserves the right to reject any investor’s subscription in whole or in part for any reason or no reason. If any prospective investor’s subscription is rejected, all funds received from that investor will be returned without interest or deduction.

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The Broker has not investigated the desirability or advisability of investment in the Class A Shares, nor approved, endorsed, or passed upon the merits of purchasing the Class A Shares. The Broker is not participating as an underwriter and under no circumstance will it recommend the Company’s securities or provide investment advice to any prospective investor, or make any securities recommendations to investors. The Broker is not distributing any offering circulars or making any oral representations concerning this Offering Circular or this Offering. Based upon the Broker’s anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Offering and no investor should rely on the involvement of the Broker in this Offering as any basis for a belief that it has done extensive due diligence. The Broker does not expressly or impliedly affirm the completeness or accuracy of the Offering Statement and/or Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we may use additional advertising, sales, and other promotional materials in connection with this Offering. Such materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although any such materials will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Class A Shares, such materials may not give a complete understanding of this Offering, the Company or the Class A Shares and are not to be considered part of this Offering Circular. This Offering is made ONLY by means of this Offering Circular, and prospective investors must read and rely only on the information provided in this Offering Circular in connection with their decision to invest in the Class A Shares.

Investment Limitations

Generally, no sale may be made to a natural person in this Offering if the aggregate purchase price paid is more than 10% of the greater of that person’s annual income or net worth (or, in the case of an investor that is not a natural person, if the aggregate purchase price paid is more than 10% of the greater of that person’s revenues or net assets for its most recently completed fiscal year end). Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to visit www.investor.gov.

The above noted investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 under the Securities Act.

A natural person is an accredited investor if he/she meets one of the following criteria:

●	his or her individual net worth,[1] or joint net worth[2] with the investor’s spouse or spousal equivalent, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and he or she has no reason to believe that that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the investor’s residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth[1];

1 A natural person’s net worth is defined as the difference between total assets and total liabilities. The calculation must exclude the value of the person’s primary residence and may exclude any indebtedness secured by that residence (up to an amount equal to its value). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Class A Shares.

2 For the purposes of calculating “joint net worth” in the bullet-point paragraph above, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent. Assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard above does not require that the securities be purchased jointly.

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●	he or she has individual annual income in excess of $200,000 in each of the two most recent years, or joint annual income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year; or

●	he or she holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status.

A business entity or other organization is an accredited investor if it is any of the following:

●	a corporation, limited liability company, exempt organization described in Section 501(c)(3) of the Internal Revenue Code, business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

●	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

●	a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, and whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act;

●	certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, registered investment companies, registered investment advisers; investment advisers relying on certain registration exemptions, and “rural business investment companies”;

●	any private “business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (the “Advisers Act”);

●	any family office as defined in Rule 202(a)(11)(G)-1 under the Advisers Act with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (any such family office, “Family Office”);

●	any family client, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a Family Office and whose prospective investment in the issuer is directed by such Family Office;

●	any entity, of a type not listed above, which was not formed for the specific purpose of acquiring the securities offered, and which owns investments in excess of $5,000,000; or

●	any entity in which all of the equity owners are accredited investors.

Under Rule 251 of Regulation A, an investor that is neither an accredited investor nor a natural person may invest funds only to the extent that the investment amount does not exceed 10% of the greater of the purchaser’s revenue or net assets for the purchaser’s most recently completed fiscal year end. A natural person that is not an accredited investor may invest funds only to the extent that the investment amount does not exceed 10% of the greater of the purchaser’s annual income or net worth.

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As described above, in order to purchase Class A Shares and before the Company may accept any funds from an investor, the investor will be required to represent, to the Company’s satisfaction, that he, she, or it is either an accredited investor or is in compliance with the investment limitation described in the second preceding paragraph.

The Company, subject to compliance with Rule 255 under the Securities Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as the Internet, print, radio, and television. We have plans to solicit investors using the Internet through a variety of existing Internet advertising mechanisms, such as search-based advertising, search engine optimization and our website. We will offer the Class A Shares (i) as permitted by Rule 251(d)(1)(ii), whereby offers may be made after an offering statement is filed with the Commission but before it is qualified, provided that any written offers are made by means of a preliminary offering circular that complies with Rule 254 and (ii) as permitted by Rule 251(d)(1)(iii), whereby offers may be made after the Commission qualifies the Offering Statement, provided that any written offers are accompanied with or preceded by the most recent offering circular filed with the Commission.

No sales will be made to any investor before the Offering Statement has been qualified by the Commission and a final offering circular related to the Offering Statement has been made available to that investor.

Before accepting investment funds or subscription agreements, we will determine the states in which the prospective investors reside. Subject to the Company’s right to reject any investor’s subscription in whole or in part for any reason or no reason, we will process investments on a first-come, first-served basis, up to the maximum aggregate Offering Price of $10,000,000.

No Selling Stockholders

No securities are being sold for the account of any person that is currently a Company stockholder. All net proceeds of this Offering will go to the Company.

ITEM 6.

USE OF PROCEEDS

We are offering for sale up to 1,000,000 Class A Shares, subject to the conditions set forth in “Securities Being Offered,” each Class A Share having a fixed price of $10. The Company is not conditioning this Offering on the sale of any minimum number of Class A Shares, meaning that we will retain the proceeds from the sale of any of the offered Class A Shares. This Offering is being conducted on a “best efforts” basis. The company has engaged the Broker to provide the administrative and compliance related functions in connection with this offering, and as broker-dealer of record, but not for underwriting or placement agent services. (See “Plan of Distribution.”)

Sales of the Class A Shares will commence within two calendar days after the Qualification Date. This Offering will end on the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Class A Shares offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Class A Shares sold and the amount of capital raised. If all of the Class A Shares offered for sale are purchased, our gross proceeds will be $10,000,000. The following table illustrates the Company’s estimated application of proceeds if it sells all 10,000,000 Class A Shares offered for sale during the Offering Period. As a point of comparison, we have added a column that assumes the sale of 50% of the maximum number of Class A Shares offered for sale by this Offering Circular during the Offering Period, representing a capital raise of $5,000,000. For purposes of this table, the Company has assumed that it will pay the maximum amount of fees to the Broker and its affiliates as set forth in the fee table in “Plan of Distribution.” The Company has further assumed that this Offering will be open for 12 months, which impacts certain of its other offering expenses. As a result, actual offering expenses may be lower than represented below.

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Please see the table below for a summary of the Company’s intended use of proceeds from this Offering:

	$5,000,000 Comparative	% Allocation	$10,000,000 Maximum	% Allocation

Uses
Product Development	$300,000	6.0%	914,500	9.145%
Payroll	$1,765,000	35.3%	2,290,000	22.9%
General Administrative	$415,000	8.3%	650,000	6.5%
Marketing	$500,000	10.0%	1,275,000	12.75%
Acquisition of Carbon Credits	$1,689,000	33.78%	4,427,000	44.27%
Sub Totals	$4,669,000	88.88%	9,556,500	91.065%

Offering Expenses
Estimated Fees, Commission, and Offering Expenses, Less Transaction Fees	$237,500	4.75%	350,000	3.50%
Fixed Costs	$93,500	1.87%	93,500	0.935%
Totals	$5,000,000	100.00%	$10,000,000	100.00%

The table above is intended to provide an overview of the contemplated application (or use) of proceeds over time (approximately twelve months) as a function of the success of this Offering’s capital raise.

If we assume a capital raise of $5,000,000, representing 50% of the maximum offering amount, the net proceeds of this Offering would be approximately $4,669,000 after subtracting (i) DealMaker’s estimated cash commission of $50,000, (ii) $412,500 for other expenses of DealMaker and its affiliates (offset by the Company’s receipt of estimated Transaction Fees of $225,000) and (iii) $93,500 in fixed costs (representing legal, accounting, and blue sky fees, together with EDGARization expenses). If investors subscribe for Class A Shares with an aggregate sale price of at least $5,000,000, the net proceeds are expected to be allocated and used as set forth in the column captioned “$5,000,000 Comparative,” for the items listed under “Uses,” in the table above.

With a capital raise of $10,000,000, representing the maximum offering amount, the net proceeds of this Offering would be approximately $9,556,500 after subtracting (i) DealMaker’s estimated cash commission of $100,000, (ii) $700,000 for other expenses of DealMaker and its affiliates (offset by the Company’s receipt of estimated Transaction Fees of $450,000) and (iii) $93,500 in fixed costs (representing legal, accounting, and blue sky fees, together with EDGARization expenses). If investors subscribe for Class A Shares with an aggregate sale price of $10,000,000, the net proceeds are expected to be allocated and used as set forth in the column captioned “$10,000,000 Maximum,” for the items listed under “Uses,” in the table above.

The Company reserves the right to change the above use of proceeds.

ITEM 7.

DESCRIPTION OF BUSINESS

Overview of the Company

We are a full-service carbon credit acquisition, marketing, and consulting company that serves corporate emitters and carbon offset project developers. Our mission is to equip the market with effective strategies to balance emissions through the highest quality carbon offsets on the market and actionable plans to balance carbon footprints without sacrificing growth.

As an emissions streaming, technology, and advisory company, the Company provides corporate clients with complete solutions to reduce and balance their emissions footprints. We are developing technologies that gauge and analyze emitters’ carbon footprints so that they can take meaningful steps to reducing and balancing their emissions. Our team of experts works with these clients to create a customized plan to help the client achieve a balanced carbon footprint through a combination of emissions reduction solutions and the purchase of carbon offsets. We then use proprietary technology to identify and source the optimal carbon offsets for each particular client based on its unique footprint and emissions profile. The Company produces tailored ESG reports that clients may present to their boards of directors, shareholders, customers, partners, supply chain members, regulators, and other stakeholders, which help our clients make better-informed buying decisions and demonstrate the integrity of their sustainability investments.

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We offer competitive pricing to our clients by sourcing carbon offsets directly from carbon offset producers and partners at a discount, selling those offsets at fair market prices to large companies that seek to offset their emissions. By pre-purchasing or “streaming” carbon offsets from carbon offset project developers, we provide critical capital to project developers so that they can advance their projects and meaningfully reduce climate change exposure.

On February 1, 2023, the Company signed the Letter of Intent with CarbonEthic to facilitate the negotiation of the Streaming Agreement , under which, as envisioned by CarbonEthic and the Company, CarbonEthic would sell and deliver to the Company, as purchaser, ten percent (10%) of the carbon credits that CarbonEthic generates from its (and its affiliates’) nature-based project located in British Columbia, Canada , and establishes a framework for the Company to purchase carbon credits from CarbonEthic’s other projects on similar terms. Pursuant to the terms of the Letter of Intent, the Streaming Agreement would provide that the Company pay CarbonEthic a price per carbon credit based on the actual price at which the credit was sold by the Company to a third party.

Upon execution of the Streaming Agreement, the Company would expect to enter into an initial order for CarbonEthic’s flagship project (the “KDI Project”), which is anticipated to be one of the western hemisphere’s largest forest carbon capture projects and to span 4,150,000 hectares of Canadian Boreal Forest in British Columbia, Canada . CarbonEthic expects the KDI Project to produce 16,000,000 carbon credits per year, yielding a total of 10,000,000 – 12,000,000 carbon credits available for sale by CarbonEthic annually. Ten percent (10%) of the annual 10,000,000 – 12,000,000 carbon credits would be sold by CarbonEthic to the Company to market to third-party buyers.

The parties expect that the Streaming Agreement would have an initial term of ten years from the delivery of the first carbon credits from CarbonEthic to the Company, with automatic renewals of five (5) year periods, with such renewals continuing until carbon credits are no longer being generated by the KDI Project.

The Streaming Agreement would also establish a framework that would enable the Company to efficiently participate in future CarbonEthic projects. The Company anticipates that, under the Streaming Agreement, CarbonEthic could provide the Company with additional rights to purchase and market carbon credits arising from other CarbonEthic projects under similar terms. As of February 2023, CarbonEthic has a project pipeline that exceeds 10,000,000 additional hectares.

Market

The climate offsetting market is rapidly expanding into a multi-billion-dollar industry. ESG policies, sustainability, climate disclosure, and carbon offsetting are complex and unprecedented matters that companies presently face (and will increasingly need to address to stakeholders in the years to come). The Company provides comprehensive and data-driven solutions with artificial intelligence and machine learning tools to assist corporate clients with managing their sustainability goals.

Although the Company has been in operation for approximately only six months, its directors, officers, and advisors have already leveraged their relationships in the ESG industry to develop carbon products and services that we believe would be expected of a company with a longer operating history.

The Competitive Landscape

The global carbon markets are rapidly evolving, with companies ranging from multinationals to startups investing in carbon offsetting initiatives. Our largest competitors in ESG consulting include Deloitte, Ernst & Young, PricewaterhouseCoopers, KPMG, Boston Consulting Group, McKinsey & Company, Bain & Company, and the Bank of Montreal (following its acquisition of Radicle Group Inc.). While these firms are currently more internationally known, we provide consulting services in carbon offsetting that are equally high in quality but at a significantly reduced cost to small- to medium-sized corporate clients. Our team brings decades of experience advising global organizations, governments, and corporations on emissions reduction, mitigation, sustainability, and ESG matters with a team of world-renowned scientists and biodiversity and sustainability experts, including the leader of the IPCC’s Nobel Prize-winning team, as well as leaders in the development of carbon qualification standards.

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Among our competitors is Carbon Streaming Corporation, a Canadian company that offers investors exposure to carbon credits through its financing arrangements with third-party project carbon offset developers and has raised $104,000,000 to date. Through our arrangement with CarbonEthic, we are coming to the market with carbon offsets in hand, enabling our clients to bypass expensive financing institutions to access carbon credits directly with expected discounts of up to 30%. Many of our competitors have struggled to secure supplies of carbon credits long after they raised considerable amounts of capital from the public and private markets. If the Company is able to enter into the Streaming Agreement with CarbonEthic on the terms contemplated by the Letter of Intent, the Company would expect to come to the capital markets with an ample supply of high-quality carbon credits secured on terms that should provide a built-in premium for the Company, a key factor differentiating us from our competition. We believe that the Streaming Agreement would enable us to become a market leader in carbon offsetting on the strength of our business model sourcing carbon credits for our clients.

In technology, our principal competitors are Persofoni AI, which offers a climate management and accounting platform (CMAP) for large companies to manage, analyze, and disclose carbon emissions data and has raised $114,000,000 to date; Envizi, which provides basic climate risk analysis for organizational and strategic planning and was acquired by IBM in January 2022; Newco Emitwise Limited, which offers a carbon management platform to helps businesses track and manage their carbon footprints and has raised $16,000,000 raised to date; and Sphera Solutions, Inc., which combines reporting and data management tools to help companies establish safe practices and reduce liabilities in relation to carbon emissions and was acquired by Blackstone in October 2022.

While competition is increasing in carbon technology, our competitors do not offer complete end-to-end solutions for emitters to achieve their net emissions reduction goals. The Company’s technology, expertise, and exclusive partnerships provide a comprehensive package to equip emitters to accurately assess their emissions profiles, craft effective plans to achieve their emissions reduction goals, execute such plans, and engage stakeholder support. The Company offers carbon accounting tools that allow emitters to gauge their emissions efficiently, clearly, and accurately, an unparalleled team of experts to craft actionable plans for emitters to effectively achieve their emissions goals, direct access to significant supplies of the highest quality carbon offsets available at discounted prices through our streaming partnership with CarbonEthic, technology and expertise to effectively evaluate other third-party carbon offset projects and credits, and industry-leading media and public relations teams with expertise in crafting and delivering targeted messaging relating to ESG, emissions balancing, and sustainability programs. The combination of these elements sets us apart from our competition in ways that they cannot readily replicate.

Sources of Revenue

The Company expects to derive its revenue from the sale of carbon credits and ESG consulting. If the Company and CarbonEthic enter into the Streaming Agreement, and its terms reflect those envisioned by the Letter of Intent, the Company expect to generate the majority of its revenue from the purchase and sale of carbon credits to emitters that seek to offset their emissions.

The Company plans to generate additional revenue by providing consulting services to emitters that require assistance with assessing their emissions footprint and emissions-related exposures, defining custom-tailored plans to balance their emissions through combinations of emissions reduction and offsetting initiatives, and communicating their ESG strategies, investments, and activities to their stakeholders.

The Company’s Team

As of the date of this Offering Circular, the Company employs five full-time employees in British Columbia, Canada, and Greenwich, Connecticut. The Company’s directors, officers and key employees have over 50 years of combined experience in the ESG industry (see Item 10 below titled “Directors and Officers”).

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Our advisors include:

●	Riccardo Valentini is a leading expert in climate change and nature-based carbon sequestration and has been a leading member of the Intergovernmental Panel on Climate Change (IPCC), which was awarded the Nobel Peace Prize in 2007. A graduate of the University of Rome “La Sapienza” with a degree in Physics, Mr. Valentini became a researcher at the University of Tuscia, Faculty of Agriculture, in 1987, continuing previous work on plant-climate interactions. A pioneer of terrestrial carbon research, he has served on the scientific committee of the Global Carbon Project, as Chairman of the UN Global Terrestrial Observation System, as lead author of the IPCC reports on Climate Impacts and Adaptation, and as a leader of the Smart Urban Nature Lab. He has been awarded the European Research Council’s Senior Advanced Grant concerning the role of African tropical forests in the global greenhouse gas balance. Separately, he received the Norbert Gerbier-Mumm International award; the Zayed International Prize for the Environment; the Laurea Honoris Causa Faculté Universitaire des Sciences Agronomiques de Gembloux; the Ernst Heckel Prize of the Federation of European Ecological Societies; and the National Geographic Explorer Award with over 200 published, peer-reviewed papers. He also created and patented an innovative tree-health sensor (TreeTalkerTM), used on over 2,000 trees throughout the globe. In 2014 he was named in Thomson Reuters’ Highly Cited Researchers, a list of the top 1% most cited researchers in the world.

●	Taimur Jamil is Chief Investment Officer of Sol-REIT, where he leads investment strategy, underwriting, credit risk analysis, portfolio management and asset management. He brings over 18 years of expertise in financial markets, structured credit, credit risk, energy efficient financing and underwriting. Before joining Sol-REIT, Taimur was Managing Director at CounterPointe Sustainable Real Estate, a sustainable infrastructure platform partly owned by Hannon Armstrong (NYSE: HASI). Previously, he worked at Spruce Finance, a consumer lending platform for energy efficiency financing, where he directed the firm’s credit policy and helped develop and launch its residential PACE program. Before joining Spruce, he was the head of capital markets and asset management at Sol-Wind, a renewable energy YieldCo. Previously, he was a Partner at CounterPointe Capital Management, a $250 million credit fund. Before joining CounterPointe, Taimur was a Director in Merrill Lynch’s principal finance group, and he was previously Lead Analyst for Esoteric Structured Products at Moody’s. Taimur started his career as a software engineer at Cambridge Technology Partners. He holds an MBA in Finance and Strategic Management from the University of Chicago, an ME in Engineering Management from Dartmouth College and a BS in Electrical Engineering from Northeastern University.

●	Claude Villeneuve, the author of several books and scientific papers on climate change and sustainability, is a biologist and professor in the Department of Fundamental Sciences at Université du Québec à Chicoutimi (UQAC) and an expert in sustainable development and climate change, with over 40 years of experience in higher education, research, and fieldwork in environmental sciences. He has served as Chair of Eco-Counseil, which has been providing technical training to environmental specialists since its inception in 2003, and as chair of the Carbone Boréal research infrastructure. In 2001, he created the ECO-consulting DESS program at UQAC, and he has led teams that created the programs for eco-consulting and sustainable carbon management used to train leading climate change specialists, including programs on climate change science, emissions quantification, reduction projects, offsetting, voluntary carbon markets and regulations. He served as an expert for the UN Framework Convention on Climate Change in 2001 and 2005 and as an expert and collaborator on the development of the ISO 14064 standards for carbon credit qualification. His university course on greenhouse gas management is recognized by the Canadian Standards Agency. His chair in Eco-Council team launched the Boreal Carbon Project, which has planted nearly 1.5 million trees and offset nearly 100,000 tons of CO2 emissions.

●	Louis Fradette has worked in both academia and industry over his 25-year career. He took a position at Polytechnique in 2004 after spending almost 10 years in industry, first as a process engineer for Petro-Canada and, after completing a PhD, in multiple positions in R&D management. He held the NSERC Total research chair in multiphase hydrodynamics at extreme conditions from 2011 to 2016. At the same time, Dr. Fradette joined CO2 Solutions Inc. in 2013, as Chief Technology Officer and senior vice-president of process and engineering. After successful demonstrating CO2 Solutions’ capture technology at large scale (2015) and starting a first large-scale commercialization project (2016) at Resolute Forest Products in St-Félicien, Quebec, he led the Valorisation Carbone Québec project, a unique CAD $30 million project aiming at the industrial demonstration of CO2 capture and utilization for the production of value-added products.

●	Brant Pinvidic, is an award-winning film director, author, veteran television producer, C-level sales and presentations coach, keynote speaker, top-rated podcast host, and a columnist for Forbes. He has been named to the Hollywood Reporter’s 30 Most Powerful Reality TV Sellers and is widely recognized as one of the great creative sales leaders in Hollywood. As the author of the acclaimed “3-Minute Rule”, Brant is highly sought after as an expert in sales, storytelling, and messaging, and he has taken the life, business, and storytelling lessons he developed during his Hollywood career and applied them to uniquely bridge the entertainment, ESG, and business sectors. Over the years, Brant has helped many companies to define impactful messaging and sales strategies to drive revenue growth and brand awareness, including numerous clean technology, climate tech, and carbon offset companies.

●	Hazel Saffery is a leading carbon attorney in Canada. She is a Partner in Dentons LLP’s Energy Group and its Carbon Group. Hazel is a seasoned attorney with 15 years’ experience advising clients on commercial and regulatory matters relating to carbon offsets, credit development, and global carbon markets. Over the years, she has developed a robust carbon practice focused on trading compliance credits as well as voluntary credits. Her practice includes representing project developers, sponsors, and investors on project development agreements and related financing transactions. Hazel regularly advises on carbon credit creation, registration, monetization, and transfer of offsets, sales, purchases, and mitigation of project risks. Her clients include several of the largest energy and carbon companies in the industry.

Legal Proceedings

From time to time, the Company may be involved in legal proceedings or may be subject to other claims against it. The results of such legal proceedings and the resolution of such claims cannot be predicted with certainty; but in either case, they could have an adverse impact on the Company’s business or the development of the ESG consulting services because of defense and settlement costs, diversion of resources and other factors. The Company is not currently subject to any material claims against it, nor is it involved in any legal proceedings.

ITEM 8.

DESCRIPTION OF PROPERTY

As of the date of this Offering Circular, we have not leased and do not own any real property. All intellectual property created by or on behalf of the Company (whether by employees or third parties) is the property of the Company via employment policies, “work-for-hire” provisions, and assignments, as applicable.

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ITEM 9.

MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section regarding “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes a number of forward-looking statements that reflect the Company management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by the Company in this report and in its other reports filed with the Commission. Important factors currently known to the Company could cause actual results to differ materially from those in forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or any changes in the future operating results over time. The Company believes that its assumptions are based upon reasonable data derived from and known about its business and operations. No assurances are made that actual results of operations or the results of the Company’s future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” or the “Company” refer to EthicStream Inc.

The following information should be read in conjunction with our audited consolidated financial statements and accompanying notes, which are included in this Offering Circular. As noted above, the following discussion may contain forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements.

Included in Management’s Discussion and Analysis of Financial Condition and Results of Operations are, among others, the following sections:

●	Business Overview
●	Operating Results
●	Liquidity and Capital Resources
●	Private Placement Offering
●	Plan of Operations
●	Critical Accounting Policies
●	Trends Information

Business Overview

The Company is a Delaware corporation formed on April 28, 2022 to provide corporate emitters with complete, custom-tailored solutions to their carbon emissions needs. We acquire high quality carbon credits at discounted prices and sell them at market prices to companies that seek to offset their emissions. We also intend to provide ESG consulting services and technology solutions to provide emitters with a one-stop solution for balancing their carbon footprints. Based on the terms set forth in the Letter of Intent, the Company would expect to be able to leverage that Streaming Agreement and the Company management team’s experience and knowledge in the carbon, forestry, and sustainability industries to generate attractive returns for investors while meaningfully contributing to the fight against climate change.

Since its formation, the Company has been engaged primarily in negotiating its streaming arrangements and in developing the financial, offering, and other materials to begin fundraising. We are considered to be an early-stage company, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have only recently commenced.

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Sources of Revenue

Our management team and advisors have a combined 200 years of experience in the ESG industry. With connections to both private and public sector leaders in carbon offsetting and consulting, we have existing arrangements in place for the sale of carbon credits and provision of consulting services to corporate clients.

Assuming that the Company enters into the Streaming Agreement on the terms set forth in the Letter of Intent, we expect to generate more than 95% of our revenue from carbon credit sales, which CarbonEthic expects to commence in 2024. On that assumption and on the basis of current projections, we anticipate more than $69 million in revenue in the first year of sales, and we anticipate that sales would increase by approximately 475% from 2024 through the end of 2028. The chart below details our estimates of annual carbon credit sales revenue during that period:

We anticipate that our consulting services will constitute a significantly smaller proportion of our revenues than our sales of carbon credits, though this activity is expected to drive carbon credit sales as well. The chart below details our projected consulting revenue through the end of 2028:

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Operating Results

The Company was only recently formed (April 2022) and has not generated any revenue as of the date of this Offering Circular.

Liabilities

As of September 30, 2022, the Company owed CarbonEthic $106,603 in reimbursable expenses. However, the Company and CarbonEthic subsequently agreed to enter into a convertible note agreement in which the $106,603 of reimbursable expenses were converted into a convertible note.

Selling, general and administrative expenses

The Company incurred $106,603 in general and administrative expenses from the time of its formation on April 28, 2022 through September 30, 2022 (the “2022 Q3 Fiscal Period”), which include $15,000 in legal fees, $3,500 in auditor fees, $89,985 in fees to the Broker and its affiliates, and $2,386.94 in other administrative expenses. As a newly formed company, to date, the Company has not made payroll to any of its officers or directors.

Liquidity and Capital Resources

As of September 30, 2022, the Company had no cash or cash equivalents (or other current assets). However, through its outstanding convertible note agreement with CarbonEthic, the Company has access, as of the date of this Offering Circular, to an additional $143,000 in capital. Other than the convertible note, the Company has no financial obligations as of the date of this Offering Circular.

Sources of Liquidity

The Company expects that the capital that it hopes to raise in this Offering ($10 million) will be sufficient to pay anticipated cash operating expenses and to meet capital expenditure requirements for 48 months. Once we commence the sale of carbon credits and consulting services to our corporate clients at the end of 2023, we expect all further operations to be funded by the revenue generated from such operating activities.

Dilution

The sale of additional equity may result in dilution to our existing stockholders. If, in addition to this Offering, the Company decides to finance through the issuance of equity other than the Class A Common Stock, any such securities might provide their holders with rights senior to those associated with the Class A Common Stock. If the Company decides to raise additional funds through the issuance of debt, the related credit agreements could contain covenants that would restrict our operations, and such debt would rank senior to the Class A Common Stock. The Company might require additional capital beyond currently anticipated amounts, and additional capital might not be available on reasonable terms, or at all.

Debt and Convertible Debt Financing

We do not currently intend to finance our operations through debt or convertible debt financing, though circumstances may arise that render debt financing a preferred option to equity financing.

Private Placement Offering

We may concurrently offer shares of our Class A Common Stock in a private placement offering exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D (“Regulation D Offering”). Any Regulation D Offering would be made only to “accredited investors,” as that term is defined in Rule 501(a) of Regulation D.

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Plan of Operations

The Company is focused on building an exclusive streaming platform for distributing carbon offsets into the marketplace, as well as providing premier ESG and climate consulting services. Based on the terms set forth in the Letter of Intent, we expect that the Streaming Agreement would enable us to purchase carbon credits at substantial discounts and then to profitably sell them at market prices, and the Company anticipates that it would undertake the following over the next 12 months:

●	Acquisition of carbon credits. We intend to acquire carbon credits from top-tier carbon offset projects globally, beginning with the KDI Project. In assessing a potential partnership with a carbon offset project, we analyze the quality and viability of the project from a technical, sustainability, and economic perspective, the marketability of the carbon credits to be generated by the project, the community benefits and impacts of the project, and the pricing of the carbon credits relative to market pricing and comparable recent sales. The Company will take steps to manage the risks associated with the holding of carbon credits or options to purchase such credits by, where practicable, minimizing and/or hedging its exposure generally.

●	Streaming Agreement. Under the terms of the Streaming Agreement that are contemplated by the Letter of Intent , we would purchase 10% of the carbon credits produced from the KDI Project, and we would expect to prepurchase carbon credits at prices that equate to a discount of up to 30% as compared to prevailing market pricing. The Streaming Agreement would require CarbonEthic to sell to the Company, at the agreed-upon pricing, 10% of the carbon credits produced each year from the KDI Project. The Streaming Agreement would have an initial term of ten years with a mutual option to extend the term period to the full life of the relevant projects, and it would pave the way for us to participate in future CarbonEthic projects under similar terms. As of the date of this Offering Circular, CarbonEthic has a project pipeline that exceeds 10,000,000 additional hectares.

●	The Streaming Agreement would provide the framework for CarbonEthic to sell and deliver ten percent (10%) of the carbon credits that it generates from its (and its affiliates’) nature-based projects located in British Columbia, Canada and elsewhere to the Company, as purchaser. The Company would pay CarbonEthic a price per carbon credit based on the actual price at which the Company sells the credit to a third party.

●	The Company’s consulting team is experienced in advising governments and corporations regarding ESG and carbon emissions matters. These professionals have expertise in helping corporate emitters to assess their carbon footprints and create effective plans to balance their carbon footprints. The team will work closely with clients to implement the carbon balance plan effectively, collaborating with the Company’s carbon credit marketing and sales teams to source appropriate credits for each client.

The Company is of the opinion that the proceeds from this Offering will satisfy its cash requirements and that it will not be necessary to raise additional funds in the next 48 months to implement the Company’s plan of operations. The money raised from this Offering will be used, in part, for acquiring carbon credits and to develop consulting products.

Critical Accounting Policies

The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States (GAAP), which require the Company to make estimates and assumptions about future events that affect the amounts reported in the financial statements and accompanying notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements. The most significant accounting estimates inherent in the preparation of our financial statements include long-term investments, the recoverability of long-lived assets, impairment analysis of intangible assets, and stock-based compensation.

Statements of the Company’s financial position, results of operations and cash flows are affected by the accounting policies the Company has adopted. In order to get a full understanding of the Company’s financial statements, one must have a clear understanding of the accounting policies employed.

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Impairment of long-lived assets

While the Company does not currently have long-lived assets, it may, in the future, acquire or invest in such assets either pursuant to the Streaming Agreement, if executed, or in the development of its consulting products. The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future cash flows expected to be generated by the asset. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value.

Recently issued and adopted accounting pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company’s financial statements. When it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a review to determine the consequences of the change to its financial statements and believes that proper controls are in place to ascertain that the Company’s financial statements properly reflect any material changes.

Off-Balance Sheet Arrangements

The Company does not currently have and has never had any off-balance sheet arrangements.

Trend Information

The core elements of the Company’s growth strategy include selling carbon credits that it has purchased at a discount of up to 30% and providing consulting services to assist corporate clients with their ESG strategy. The Company plans to continue to invest significant resources to accomplish these goals, particularly in acquiring carbon credits from CarbonEthic, and the Company anticipates that its operating expenses will continue to increase for the foreseeable future. These investments are intended to contribute to long-term growth, but they may affect near-term profitability.

The Company’s future growth will continue to depend, in part, on attracting corporate clients with discounted carbon credits and high-quality consulting services. The Company plans to increase its sales and marketing spending and seek to attract these clients. We expect to rely on industry relationships in the energy, entertainment, asset management, and finance sectors, among others. We intend to leverage technologies to help emitters assess their carbon footprints and then offer a suite of solutions to enable them to balance their emissions. Our suite of solutions will include consulting services and sourcing and selling carbon offsets to help them achieve their emissions goals.

ITEM 10.

DIRECTORS AND MANAGEMENT

Our directors, executive officers and other significant individuals, their positions, and ages as of November 1, 2022, their terms of office, and their approximate hours of work per week are as follows:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Joshua Soloway	Chief Executive Officer* and Director	45	April 28, 2022	N/A

Michael (Brent) Tolmie	Chairman and Director	45	April 28, 2022	5

Geoff Fawkes	Chief Technology Officer	58	November 1, 2022	5

Jacques Prescott	Chief Sustainability Officer	69	April 28, 2022	5

Martin Prescott	Director	51	April 28, 2022	N/A

*Joshua Soloway is currently an independent contractor of the Company, and has not entered into any consultant or employment agreements with the Company.

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Executive Officers

Joshua Soloway, Chief Executive Officer. Joshua is an experienced entrepreneur and capital markets executive. As an attorney, investment banker, and entrepreneur, Joshua has decades of experience in capital markets, energy, and technology. He is an experienced leader, having been the Chief Legal Officer, Head of Capital Markets, and Board Member at Carbon Ethic Group, a group of companies committed to addressing issues of transparency, accountability, and quality in the carbon markets by leveraging its proprietary technology stack and expert team to manufacture the highest quality credits in the market utilizing natural climate solutions at scale. Prior to joining CarbonEthic, Joshua was a partner at various law firms in New York City, where he advised clients on a range of corporate, commercial, and transactional matters affecting middle market companies, emerging growth companies, and asset managers with a focus on technology, energy, ESG, venture capital, and securities matters. Joshua began his legal career at PricewaterhouseCoopers, LLP (PwC), where he advised institutional asset managers, financial institutions, and strategic investors on international tax, fund structuring, and investment transactions. While at PwC, he advised environmental asset managers and investors on numerous transactions, including the world’s first greenhouse gas credit aggregation pool, environmental asset investment structures, and numerous carbon offset projects totaling in excess of $1.5 billion in value. Joshua earned his bachelor’s degree in international affairs from the University of Colorado-Boulder and a Juris Doctor degree from Boston University School of Law.

Michael Brent Tolmie (“Brent”), Chairman. Brent is a proven leader with over 25 years of experience in the construction, forestry, and energy industries. He is a renewable energy advocate; his companies worked on more than a dozen run-of-the-river projects for independent power producers, most of which were acquired by Innergex (INE:TSE). Brent is also a blockchain enthusiast, having mined and traded Ethereum, Bitcoin, Litecoin and others believing in the decentralization of information as a solution to many of the world’s transparency issues. Brent has advised on multibillion dollar corporate finance transactions, company and shareholder succession, and transition issues for enterprise clients, and is currently developing a sustainable residential recreational community and working on scalable solutions to establishing new forests with indigenous partners. Prior to starting his own companies, he managed resource and construction projects across Western Canada in full cycle forest management, including in planning, layout, road development, full phase harvesting, sorting, brokerage, and silvaculture. His teams performed more than $100 million in contracts for multi-billion dollar projects and maintained a log sorting operation from 2004 to 2017, sorting millions of cubic meters of logs and selling them to international and domestic customers across the world. Brent has a Master of Business Administration from Royal Roads University and a bachelor’s degree from Rocky Mountain College, as well as certifications in project management, change management, and corporate board directorship. He also completed a Directors Education Program at Simon Fraser University.

Geoff Fawkes, Chief Technology Officer. Geoff is a technology executive with more than 20 years of experience in software development and business operational management. Most recently, he served as the Vice President of Technology at BuildDirect, the first eCommerce technology for the home improvement industry, and on the executive team of a TSX-V company, where he led a successful public exit in 2021. Previously, he was the Vice President of Software Development at DDS Wireless, a global provider of mobile solutions for fleet management. Geoff has more than 15 years of expertise in offshore software development in India, China, and Brazil, where his experience spans industries and technologies across eCommerce, Demand Chain Management (DCM), security and online banking, Customer Relationship Management (CRM), and telecommunications. He received a Master of Business Administration degree from Simon Fraser University and a Bachelor of Science in Computer Science from the University of British Columbia.

Jacques Prescott, Chief Sustainability Officer. Jacques is an internationally recognized ESG specialist. As a consultant for international organizations, including the International Union for Conservation of Nature, United Nations Development Programme, Food and Agriculture Organization, Council for Exceptional Children, and European Union, Jacques developed ESG strategies for many countries. As a director in the Office of the Auditor General of Canada, he reviewed the environmental performance of federal entities and trained auditors in the consideration of environmental issues in performance audits. Jacques has both a master’s degree and a Bachelor of Science in biology from the Université de Montréal.

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Board of Directors

The board of directors of the Company (the “Board of Directors” or the “Board”) consists of three members, including – in addition to Joshua Soloway and Brent Tolmie – Martin Prescott.

Martin Prescott is a member of the Board of Directors, and is Chief Business Officer of CarbonEthic Holdings, Inc., where he focuses on driving sales growth across North America and Europe. A serial entrepreneur, he has over 25 years of experience in market trading, blockchain, and investment. Martin is a public speaker who educates business leaders and investors about capital markets and blockchain technology. He built two education companies, including a French-speaking market trading school and a blockchain technology consulting firm. Martin attended College Laval.

ITEM 11.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table indicates the anticipated annual compensation of each of the three highest paid persons who are executive officers or directors during the 2022 Q3 Fiscal Period:

Name	Capacities in which compensation was received	Cash compensation (2022)*	Other compensation (2022)	Total compensation (2022)
Joshua Soloway	Chief Executive Officer	$0	$0	$0
Brent Tolmie	Chairman	$0	$0	$0
Geoff Fawkes	Chief Technology Officer	$0	$0	$0

*	While the directors and executive officers have not received any cash compensation to date, it is anticipated that Joshua Soloway will receive a yearly salary of $495,000, Brent Tolmie will receive a yearly salary of $120,000, and Geoff Fawkes will receive a yearly salary of $70,000, in each case in cash compensation. The Company believes it is unlikely that any director or executive officer will be paid his or her 2022 compensation before the beginning of 2023.

ITEM 12.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the information concerning the number of outstanding shares of the Company’s common stock owned beneficially as of the date of this Offering Circular by (i) all Company executive officers and directors as a group and (ii) each person who beneficially owns more than 10% of either the Class A Common Stock or the Company’s Class B common stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”). All shares shown in the table as beneficially owned are owned directly by the named beneficial owner(s). Unless otherwise indicated, all shares shown in the table represent shares of Class B Common Stock (“Class B Shares”). The Company has no class of voting securities other than the Class A Shares and Class B Shares.

The stockholders listed below possess sole voting and investment power with respect to the shares of Company Common Stock they own.

Name and address of beneficial owner	Amount of beneficial ownership	Amount of beneficial ownership acquirable	Percent of class (approximate)
Directors and executive officers as a group	5,356,000	0	100.00%
Joshua Soloway(1)	1,854,000	0	34.62%
Brent Tolmie(2)	1,854,000	0	34.62%
Martin Prescott(3)	1,030,000	0	19.23%
Jacques Prescott(4)	618,000	0	11.54%

(1)	500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.
(2)	500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.
(3)	500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.
(4)	500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.

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Changes in Control

There are no present arrangements or pledges of any of our securities, equity or debt, that may result in a change in our control.

Legal and Disciplinary History of Our Executive Officers and Directors

During the last five years, (i) no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against any Company executive officer or director, or any person nominated to become a Company director, nor has any receiver, fiscal agent or similar officer been appointed by a court for (a) the business or property of such person, (b) any partnership in which he was general partner at or within two years before the time of such filing, or (c) any corporation or business association of which he was an executive officer at or within two years before the time of such filing and (ii) neither any Company executive officer or director, nor any person nominated to become a Company director: (a) has been convicted in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding, in each case, traffic violations and minor offenses); (b) has been the subject of an entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction, that permanently enjoined, barred, suspended, or otherwise, his involvement in any type of business, securities, commodities, or banking activities; (c) the subject of a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission or a state securities regulator of a violation of U.S. federal or state securities or commodities trading laws, which finding or judgment has not been reversed, suspended or vacated; (d) the subject of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limit his/their involvement in any type of business or securities activities; or (e) a disqualified person under Rule 262, Rule 505(b)(2)(iii), and Rule 506(d)(2)(ii) under the Securities Act.

ITEM 13.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS.

The Company is a party to the following transactions with related parties:

The following is a description of certain transactions involving us and persons who are considered “related persons,” as such term is defined in Item 404 of Regulation S-K.

At the time of this offering, CarbonEthic has invested $250,000 in the Company in exchange for a 39% equity interest.

The following people hold roles at both the Company and CarbonEthic:

●	Company Chairman, Michael Brent Tolmie, also serves as Chairman and CEO of CarbonEthic.
●	Company CEO, Joshua Soloway, also serves as Chief Legal Officer and Director at CarbonEthic.
●	Company Chief Sustainability Officer, Jacques Prescott, also serves as Chief Sustainability Officer and Director at CarbonEthic.
●	Company Chief Technology Officer, Geoff Fawkes, also serves as VP of Engineering at CarbonEthic.
●	Company Director, Martin Prescott, also serves as Chief Business Officer and Director at CarbonEthic.

Riccardo Valentini, Claude Villeneuve, Louis Fredette, Brant Pinvidic, and Hazel Saffery are also advisors of CarbonEthic.

Other than as disclosed in the preceding paragraphs, from the time of the Company’s formation on April 28, 2022 through the date of this Offering Circular, the Company has not been, or is not to be, a participant in any transaction or currently proposed transaction in which (i) any Related Person (as defined below) had or is to have a direct or indirect material interest (other than their Company compensation, which is described under “Compensation of Directors and Executive Officers”) and (ii) the amount involved in the transaction exceeded or will exceed the lesser of (1) $120,000 and (2) one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years. For purposes of the preceding sentence, a “Related Person” is (A) any director or executive officer of the Company, (B) any nominee for election as a director of the Company, (C) any person who beneficially owns more than 10% of any class of the Company’s voting securities, (D) any promoter of the Company or (E) any immediate family member of any person specified in clause (A), (B), (C) or (D).

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Any future transactions between the Company, on the one hand, and a Related Person, on the other hand, will be entered into on terms that are commercially reasonable or otherwise no less favorable to the Company than those that can be obtained from any third party other than a Related Person.

ITEM 14.

SECURITIES BEING OFFERED

General

The following description summarizes important terms of our Class A Shares. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Amended and Restated Certificate of Incorporation (as amended, restated, amended and restated, or otherwise modified prior to the date of this Offering Circular, the “Certificate of Incorporation”) and our bylaws, which have been filed as exhibits to the Offering Statement. For more detailed information, please refer to these documents, which are attached to the Offering Statement as exhibits.

As of the date of this Offering Circular, the Company’s authorized capital stock consists of 20,000,000 shares of Company Common Stock, of which 9,373,000 shares are issued and outstanding. As of the date of this Offering Circular, no preferred stock is authorized under the Certificate of Incorporation (and, consequently, no preferred stock is issued or outstanding).

We have not undergone a stock split; paid either a cash dividend or a stock dividend; effected a recapitalization of our securities; entered into a merger; acquired any material asset, partnership, or corporation; effected a spin-off; or performed a reorganization from the date of our formation. With the exception of the contemplated acquisition of material assets, as described in this Offering Circular, no such acts or activities are being contemplated for the future.

This Offering relates to the offer and sale of up to 1,000,000 Class A Shares, as described below.

Shares

The number of Class A Shares subject to this Offering is 1,000,000. The minimum purchase per investor is $500 (50 Class A Shares). Additional purchases may be made in multiples of $10 (1 Class A Share). No investor will be entitled to a fractional Share.

Class A Shares

Voting Rights. The holders of the Class A Shares are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Under the Certificate of Incorporation and our bylaws, any corporate action to be taken by vote of stockholders other than for election of directors is authorized by the affirmative vote of a majority of the votes cast. Directors are generally elected by a plurality of stockholder votes, except that vacancies on the board may also be filled by the affirmative vote of a majority of the remaining directors (even if less than a quorum). Stockholders do not have cumulative voting rights. The holders of the Class B Shares (which are not being offered in this Offering) are entitled to five votes for each share held of record on all matters submitted to a vote of the stockholders; but otherwise, the Class B Shares confer the same rights on their holders as the Class A Shares.

Dividend Rights. Holders of Class A Shares are entitled to receive, ratably, those dividends, if any, that may be declared from time to time by the Board out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Class A Shares would be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities.

Other Rights. Holders of Class A Shares have no preemptive, conversion or subscription rights, nor do any redemption or sinking fund provisions apply to the Class A Shares. The rights, preferences, and privileges of the holders of Class A Shares would be subject to, and could be adversely affected by, the rights of the holders of shares of any future class or series of preferred stock.

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Shares Eligible for Future Sale

As of the date of this Offering Circular, no class of Company Common Stock has any public market. Although we are considering whether to apply to list – on a stock exchange or other trading platform – the Class A Shares sold in this Offering, the Class A Common Stock is not currently traded on any exchange or on the over-the-counter market, and we can provide no assurance that it will ever be quoted on a stock exchange or a quotation service. We cannot predict the effect, if any, that market sales of Class A Shares, or the availability of Class A Shares for sale, will have on their prevailing market price from time to time. Nevertheless, sales of substantial amounts of the Class A Common Stock, including the issuance of Class A Shares upon the exercise of outstanding options or warrants, or the perception that these sales or issuances could occur in the public market after this Offering concludes, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

If all 1,000,000 Class A Shares are sold, the maximum number offered for sale during the Offering Period, 5,017,000 Class A Shares will be outstanding.

Rule 701 Inapplicable

In general, under Rule 701 under the Securities Act, any of our non-affiliate employees, directors, consultants, or advisors who purchased Class A Shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701 would be eligible to resell those Class A Shares, in reliance on Rule 144, ninety (90) days after the Company become subject to the periodic reporting requirements of the Exchange Act, but without compliance with Rule 144’s various conditions, including compliance with specified holding periods. The Company has adopted, and its stockholders have recently approved, an equity incentive plan (see Item 4 above titled “Dilution”).

Trading Suspensions; Administrative Actions

Neither the Company nor its officers or directors are, and at no time have any of them been, subject to any trading suspension order or any other type of administrative action or order issued by the Commission or FINRA.

LEGAL MATTERS

Certain legal matters with respect to the Class A Shares will be passed upon by the law firm of Ross Law Group, PLLC, New York, New York.

EXPERTS

For the 2022 Q3 Fiscal Period, the Company will use the services of Assurance Dimensions, LLC of Tampa, Florida, an independent registered public accounting firm. Financial statements will be included, when they are made available, in reliance upon such firm’s authority as an expert in accounting and auditing.

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Financial Statements and Report of Independent Certified Public Accountants

EthicStream Inc.

September 30, 2022

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EthicStream Inc.

Independent Auditor’s Report

Board of Directors and Stockholder

EthicStream Inc.

Opinion

We have audited the accompanying financial statements of EthicStream Inc. (the “Company”), which comprise of the balance sheet as of September 30, 2022, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from April 28, 2022 through September 30, 2022, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2022, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from April 28, 2022 through September 30, 2022 in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis of Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“U.S. GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company for the period from April 28, 2022 through September 30, 2022 the Company incurred net losses of approximately $107,000. Management’s evaluation of the events and conditions and management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with U.S. GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

also d/b/a McNAMARA and ASSOCIATES, PLLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053 SOUTH FLORIDA: 2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion.

Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with U.S. GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with U.S. GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Tampa, Florida

October 29, 2022

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EthicStream, Inc.

Balance Sheet

September 30, 2022

ASSETS
Current Assets	$-
TOTAL ASSETS	$-
LIABILITIES AND STOCKHOLDER’S DEFICIT
Current Liabilities
Related party payable	$106,603
TOTAL LIABILITIES	106,603
Stockholder’s deficit Common shares par $.0001 10,000,000 authorized, zero issued or outstanding as of September 30, 2022	-
Additional paid in capital	-
Retained deficit	(106,603)
TOTAL STOCKHOLDER’S DEFICIT	(106,603)
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$-

The accompanying notes are an integral part of this financial statement.

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EthicStream, Inc.

Statement of Operations

For the period from April 28, 2022 to September 30, 2022

REVENUE
Total revenue	$-
EXPENSES
General and administrative expenses	106,603
Total operating expenses	106,603
LOSS FROM OPERATIONS	(106,603)
OTHER INCOME (EXPENSES)	-
NET LOSS	$(106,603)

The accompanying notes are an integral part of this financial statement.

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EthicStream, Inc.

Statement of Stockholder’s Deficit

For the period from April 28, 2022 to September 30, 2022

	Common Stock	Additional Paid In Capital	Retained Earnings	Total
April 28, 2022	$-	$-	$-	$-
Net loss	-	-	(106,603)	(106,603)
September 30, 2022	$-	$-	$(106,603)	$(106,603)

The accompanying notes are an integral part of this financial statement.

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EthicStream, Inc.

Statement of Cash Flows

For the period from April 28, 2022 to September 30, 2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(106,603)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

Net cash used by operating activities	(106,603)

CASH FLOWS FROM INVESTING ACTIVITIES

Net cash (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Net cash provided by financing activities	106,603

NET INCREASE IN CASH	-

Cash at beginning of year	-
Cash at end of year	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during year for interest	$-
Cash paid during year for income taxes	$-

The accompanying notes are an integral part of this financial statement.

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EthicStream Inc.

Notes to Financial Statements

September 30, 2022

Note A – Nature of Business and Organization

EthicStream Inc. (“the Company”) was organized in April 2022 in the State of Delaware. Headquartered in Greenwich, CT, the Company plans to offer sustainability solutions to corporations, including emissions-related technologies, consulting services, and carbon offsets, including offsets purchased from Carbonethic Holdings Inc. and/or its affiliated entities, as part of a comprehensive solution to ESG issues.

Note B – Significant Accounting Policies

Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of less than three months to be cash and cash equivalents. The Company places its temporary cash investments with high quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Income Taxes

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons:

Utilization of the NOL carry forwards, which don’t expire of approximately $107,000 for September 30, 2022 for federal income tax reporting purposes, may be subject to an annual limitations. The Company has fully reserved for these NOL’s as of September 30, 2022.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

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EthicStream Inc.

Notes to Financial Statements

September 30, 2022.

Note C – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of September 30, 2022, the Company has a loss from operations, an accumulated deficit, no revenue, and a working capital deficiency. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the period ending September 30, 2022.

Management intends to raise additional funds through public or private placement offerings. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note D – Stockholder’s Deficit

At September 30, 2022, the Company had 10,000,000 common shares with par value of $0.0001 per share authorized and none of these shares were issued and outstanding.

Note E – Related Party Transactions

At September 30, 2022, the Company owed a related party $106,603 for start-up costs that were paid by that party.

Note F – Commitments and Contingencies

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Note G – Subsequent Events

Management has assessed subsequent events through October 29, 2022, the date on which the financial statements were available to be issued.

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Items 16/17

Index to Exhibits/Description of Exhibits

Exhibit Number	Description

1.1	Broker-dealer agreement with DealMaker Securities LLC
2.1	Certificate of Incorporation
2.2	Amended and Restated Certificate of Incorporation
2.3	Bylaws
4.1	Form of Subscription Agreement
6.1	Letter of Intent with CarbonEthic Holdings, Inc.
6.2	Terms of Service Agreement with Novation Solutions, Inc.
6.3	Services Agreement with DealMaker Reach LLC
11.1	Consent of Assurance Dimensions, LLC
12.1	Legal Opinion of Ross Law Group, PLLC

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, Connecticut, on February 2, 2023.

ETHICSTREAM INC.

By:	/s/ Joshua Soloway
Name:	Joshua Soloway
Title:	CEO (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed on February 2, 2023 by the following persons in the capacities indicated.

/s/ Joshua Soloway
Name:	Joshua Soloway
Title:	CEO and Director

/s/ Michael Brent Tolmie
Name:	Michael Brent Tolmie
Title:	Chairman and Director

/s/ Martin Prescott
Name:	Martin Prescott
Title:	Director

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